UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 11, 2023
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Integer Holdings Corporation (the “Company”) announced today that, at the request of the Company due to the restructuring of the position, Jennifer M. Bolt has stepped down as Executive Vice President, Global Operations and ESG, effective immediately. Ms. Bolt will remain with the Company until November 9, 2023, to support an effective transition of her responsibilities. As previously disclosed in the Company’s 2023 proxy statement, consistent with the treatment of all NEOs other than the CEO, upon separation (which the Company has determined to be an involuntary termination of employment without cause under the terms of Ms. Bolt’s employment arrangements and the Company’s equity incentive and benefit plans), Ms. Bolt is eligible to receive an amount equal to her current annual salary plus the amount the Company contributes to Ms. Bolt’s medical insurance benefits. This amount will be approximately $484,500. These severance benefits are subject to Ms. Bolt signing a separation and release agreement with the Company containing customary release conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	September 14, 2023	INTEGER HOLDINGS CORPORATION

		By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Senior Vice President, General Counsel and Corporate Secretary